SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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OSE USA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OSE USA, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OSE USA, Inc. (formerly Integrated Packaging Assembly Corporation), (the “Company”), will be held on Tuesday, September 24, 2002, at 10:00 a.m., local time, at the Company’s offices at 2221 Old Oakland Road, San Jose, California, to consider and take action with respect to the following:

1.	To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.
To amend the Company’s Certificate of Incorporation to eliminate Article Twelfth, which requires that shareholders may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

3.	To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for the 2002 fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 30, 2002 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may withdraw their proxy and vote in person, even if he or she has previously returned a proxy.

FOR THE BOARD OF DIRECTORS

/s/    Edmond Tseng

Edmond Tseng
Chairman, President, and Secretary

San Jose, California
August 30, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO HELP ENSURE THAT YOUR INTERESTS WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ADDITION, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED BY DELIVERING WRITTEN NOTICE TO OUR CORPORATE SECRETARY PRIOR TO THE BEGINNING OF THE ANNUAL MEETING AT OUR PRINCIPAL EXECUTIVE OFFICES AT THE ADDRESS ABOVE OR BY DELIVERY PRIOR TO THE BEGINNING OF THE ANNUAL MEETING OF A LATER-DATED PROXY.

OSE USA, INC.
2221 Oakland Road
San Jose, California

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy Statement (the “Proxy Statement”) is being furnished to the Company’s stockholders and is being solicited on behalf of the Board of Directors of OSE USA, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Tuesday, September 24, 2002, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices at 2221 Old Oakland Road, San Jose, California 95131. This Proxy Statement, Proxy Form and our 2001 Annual Report, which includes our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2001, are being mailed on or about September 3, 2002 to all stockholders of record at the close of business on July 30, 2002. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting during normal business hours at the Company’s offices.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Record Date and Voting Securities

Stockholders of record at the close of business on July 30, 2002 (the “Record Date”) are entitled to notice of the meeting and to vote at the meeting. At the Record Date 80,280,607shares of the Company’s Common Stock, $0.001 par value, were issued and outstanding, 3,000,000 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value, were issued and outstanding, and 3,023,225 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value, were issued and outstanding.

Voting and Solicitation

Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall vote with the shares of Common Stock and not as separate classes on all matters, except with respect to the election of directors.

With respect to the election of directors, the holder of the Series A Convertible Preferred Stock voting as a separate class are entitled to elect three directors, the holders of the Common Stock voting as a separate class are entitled to elect one director, and the holder of the Series A Convertible Preferred Stock, the Series B Convertible

Preferred Stock, and the Common Stock voting together are entitled to elect the remaining directors. The holder of Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which the holder’s aggregate number of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non- votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Form, and our 2001 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common stock on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, telegram, or other permissible means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for conducting such a solicitation.

Deadline for Receipt of Stockholder Proposals

Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2003, stockholder proposals must be received by the Secretary of the Company no later than January 8, 2003, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company not less than 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to OSE USA, Inc., 2221 Old Oakland Road, San Jose, California 95131, Attention: Corporate Secretary.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company’s 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than February 27, 2003. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the authorized number of members of our Board of Directors shall be five (5). The term of office of each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected and qualified. The Company’s Board of five (5) Directors is to be elected at this Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five (5) nominees named below, all of whom are presently Directors of the Company. If any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a Director.

Vote Required; Recommendation of Board of Directors

A Board of five (5) Directors is to be elected at the Annual Meeting. The Company’s Board of Directors currently consists of five (5) persons. The holder of the Series A Convertible Preferred Stock voting as a separate class are entitled to elect three (3) Directors. The holders of the Common Stock voting as a separate class are entitled to elect one (1) Director. The holder of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, and the Common Stock voting together are entitled to elect the remaining one (1) Director. Messrs. Duh, Lee and Tseng are currently serving as the representatives of the Series A Convertible Preferred Stock, Mr. Verderico is currently serving as the representative of the holders of Common Stock, and Mr. Brooks is currently serving as the representative of the holders of Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Common Stock. The nominee(s) receiving the highest number of Votes Cast by the holder(s) entitled to elect such director(s) will be elected as director(s) for the ensuing year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:

Name	Age	Position
Edmond Tseng	55	Chief Executive Officer and President of the Company
Donald W. Brooks	63	Chairman, KLM Capital Group
Edward S. Duh	37	President, Orient Semiconductor Electronics, Limited
Calvin Lee	50	Director, Orient Semiconductor Electronics, Limited and Chairman of the Board of ATP Electronics, Inc. a subsidiary of Orient Semiconductor Electronics, Limited.
Patrick Verderico	58	Chief Financial Officer, Ubicom, Inc.

Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There is no family relationship among any directors or executive officers of the Company.

Edmond Tseng has been a Director and Chairman of the Board of the Company since April 1999 and became President and CEO of the Company in October 2000. Mr. Tseng has served as President of OSE, Inc., a North American distributor of Orient Semiconductor Electronics, Limited, since it was established in 1990. Mr. Tseng has 29 years experience in the integrated circuit packaging industry. Mr. Tseng is also a director of Asante Technologies.

Donald W. Brooks has been a Director of the Company since April 1999. He is the chairman of KLM Capital Group, an investment company. From 1997 to 1999, Mr. Brooks was the Co-Chief Executive Officer of UMC Group (USA), a Taiwan silicon foundry company. From 1991 to 1997, Mr. Brooks was President of Taiwan Semiconductor Company, also a silicon foundry company. Prior to 1991, Mr. Brooks held various executive positions at Fairchild Semiconductor and Texas Instruments. Mr. Brooks is also a director of UMC, Syntricity, Inc., and Sharewave.

Edward S. Duh has been a Director of the Company since April 1999. Since July 1993, Mr. Duh has been the Vice President and Special Assistant to the President of Orient Semiconductor Electronics, Limited, an integrated circuit packaging and electronics manufacturing services company. On July 2, 2002, Mr. Duh was appointed the new President of Orient Semiconductor Electronics, Limited.

Calvin Lee has been a Director of the Company since April 1999. Since 1994, Mr. Lee has been the President of Orient Semiconductor Electronics, Limited, an integrated circuit packaging and electronics manufacturing services company. Effective July 2, 2002, Mr. Lee was no longer the President of Orient Semiconductor Electronics, Limited but still served as a Director of the Board. Mr. Lee is also the Chairman of the Board of ATP Electronics, Inc, a subsidiary of Orient Semiconductor Electronics, Limited.

Patrick Verderico has been a director of the Company since July 1997. Mr. Verderico has been employed as Chief Financial Officer at Ubicom, Inc. since January 2001. Mr. Verderico previously served as the Company’s President and Chief Executive Officer from July 1997 to November 2000, and served as the Company’s Chief Operating Officer from April 1997 to July 1997. From 1994 to 1996, Mr. Verderico was Chief Financial Officer of Creative Technology, a multi-media company. From 1992 to 1994, Mr. Verderico was Chief Financial Officer of Cypress Semiconductor, Inc., a manufacturer of integrated circuits. Prior to 1992, Mr. Verderico held various management positions in finance and operations with Coopers & Lybrand, Philips Semiconductors and National Semiconductor. Mr. Verderico is also a director of Catalyst Semiconductor and Micro Component Technology, Inc.

Board Meetings and Committees

The Board of Directors of the Company held six (6) meetings during fiscal 2001.

The Audit Committee, consisting of Messrs. Brooks, Duh, Lee and Verderico, held five (5) meetings during fiscal 2001. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company. With the Company’s management and independent accountants, the Audit Committee recommends resolutions for any dispute between the Company’s management and its auditors, and reviews other matters relating to the relationship of the Company with its independent accountants.

The Compensation Committee, consisting of Messrs. Brooks, Duh, and Lee, held two (2) meetings during fiscal 2001. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policies and administers the Company’s stock option plan and employee stock purchase plan.

The Option Committee consists of Mr. Tseng, and has the ability to grant options (not to exceed 80,000 shares per grant) to non-executive officers under the Company’s stock option plans. The Board of Directors currently has no nominating committee or committee performing a similar function, and the Board as a whole functions a nominating committee.

Each director of the Company during 2001, except Mr. Brooks, attended at least 75% of: (a) the total number of meetings of the Board of Directors held during fiscal 2001, and (b) the total number of meetings held by all committees of the Board of Directors during fiscal 2001 on which such director served.

Compensation of Directors

Directors receive no cash remuneration for serving on the Board of Directors. Prior to April 1999, non-employee directors participated in the Company’s 1996 Director Stock Option Plan (the “1996 Director Option Plan”). In 1999, the 1996 Director Option Plan was replaced by the Company’s 1999 Director Option Plan (the “1999 Director Plan”) The 1999 Director Plan provides that each non-employee director of the Company will be granted an option to purchase 100,000 shares of Common Stock on the date such director first joins the Board and that each non-employee director will also be granted an option to purchase 100,000 shares of Common Stock upon such directors’ annual reelection to the Board if the director has served on the Board for at least six (6) months as of the date of the re-election. All options granted under the 1999 Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be fully vested and exercisable on the date of grant. Under the 1999 Director Plan, Messrs. Brooks, Duh, and Lee were each granted an option to purchase 100,000 shares of Common Stock at an exercise price of $0.05 per share on May 29, 2001.

ADDITIONAL INFORMATION

Principal Share Ownership

As of July 30, 2002, the following person was known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock:

	Beneficial Ownership
Name	Number	Percent
Orient Semiconductor Electronics, Limited (“OSE”)	127,782,293(1)	76.2%
9 Central 3rd. St. N.E.P.Z., Kaohsiung, Taiwan

(1)
Includes 41,246,312 shares of Common Stock issuable upon conversion of the 3,000,000 shares of the Company’s Series A Convertible Preferred Stock held by OSE, and 41,565,626 shares of Common Stock issuable upon conversion of the 3,023,225 shares of the Company’s Series B Convertible Preferred Stock. OSE holds all of the outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, which can be converted into shares of Common Stock at any time. Director Calvin Lee is President of OSE, and director Edward S. Duh is Vice President of OSE.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s Common Stock as of July 30, 2002 (i) by each director of the Company, (ii) by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 2001 (such officers are collectively referred to as the “Named Executive Officers”), and (iii) by all current directors and executive officers as a group:

	Beneficial Ownership
Name	Number	Percent
Edmond Tseng (1)	5,359,869	3.2%
Patrick Verderico (2)	100,000	*
Gerald K. Fehr (3)	715,325	*
Chris B. K. Ooi (4)	325,000	*
Edward S. Duh (5)	300,000	*
Calvin Lee (5)	4,567,544	2.7%
Ho-Sheng Chien (6)	275,000	*
Elton Li (7)	—	*
Donald W. Brooks (8)	300,000	*
All directors and executive officers as a group (9 persons) (8)	11,942,738	7.1%

*	Less than 1%
(1)	Includes 787,500 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(2)	Includes 100,000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(3)	Includes 327,500 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(4)	Includes 325,000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(5)
Includes 300,000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002. Director Calvin Lee is Director of OSE, and Director Edward S. Duh is President of OSE.

(6)	Includes 275,000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(7)	Mr. Li joined the Company in December 2001.
(8)	Includes 300.000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.
(9)	Includes 2,715,000 shares issuable upon exercise of options to purchase Common Stock, which are exercisable within 60 days of July 30, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation paid to the Named Executive Officers during the Company’s last three fiscal years.

Summary Compensation Table

Annual Compensation (1)
Name and Principal Position	Fiscal Year	Salary	Bonus	Long Term Compensation (2)
Edmond Tseng Chief Executive Officer and President of the Company, and President of OSE, Inc.	2001 2000 1999	$273,101 250,481 28,800	$42,656 123,906 28,800	— — 100,000

Gerald K. Fehr Executive Vice President, and Chief Technology Officer	2001 2000 1999	194,978 185,709 176,177	— 35,679 21,510	— — 290,000

Chris B.K. Ooi Vice President, Operations	2001 2000 1999	167,810 159,819 145,918	— 27,394 17,359	— — 300,000

Ho-Sheng Chien Vice President, Quality	2001 2000 1999	178,946 154,530 137,034	20,461 57,900 23,200	— — 400,000

Elton Li (3) Controller and Chief Accounting Officer	2001 2000 1999	3,846 — —	— — —	150,000 — —

(1)
Excludes perquisites and other personal benefits, which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer during any fiscal year.

(2)	Indicates the number of shares of common stock underlying option granted during the years indicated.
(3)	Mr. Li joined the Company in December 2001.

Option Information

The following tables set forth information regarding stock options granted under the Company’s 1993 Stock Option Plan to the Named Executive Officers during fiscal 2001, as well as options held by such officers as of December 31, 2001.

	Options Granted in Last Fiscal Year Individual Grants(1)
	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
Elton Li (3)	150,000	14.9%	0.05	12/5/2011	$4,700	$12,000

(1)
The option was granted pursuant to the Option Plan and is subject to the terms of such plan. The option was granted at an exercise price equal to the fair market value of the Company’s Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at a rate of 25% of the shares subject to the option on the first anniversary of the date of grant and an additional 1/48th of the shares subject to the option at the end of each one-month period thereafter.

(2)
Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall stock market conditions and the option holders’ continued employment through the vesting period.

(3)	Mr. Li joined the Company in December 2001.

Aggregated Option Exercises in Last Fiscal Year And
Fiscal Year-End Option Values

			Fiscal Year-End Option Values
	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edmond Tseng	—	$—	350,000	750,000	$—	$—
Gerald K. Fehr	—	—	173,542	226,458	—	—
Chris B.K. Ooi	—	—	187,500	212,500	—	—
Ho-Sheng Chien	—	—	250,000	150,000	—	—
Elton Li (2)	—	—	—	150,000	—	—

(1)
The value of unexercised options at fiscal year end represents the difference between the exercise price of the options and the closing price of the Company’s Common Stock on December 31, 2001 of $0.03 per share.

(2)	Mr. Li joined the Company in December 2001.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors during 2001 consisted of Messrs. Brooks, Duh and Lee, none of whom was an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Notwithstanding anything to the contrary set forth in any of the Company’s filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with Securities and Exchange Commission, including this Proxy Statement, in whole or in part the following report, the Stock Price Performance Graph on page 14 and the Audit Committee report on page 1-13 shall not be incorporated by reference into any such filings.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee (the “Committee”) was comprised of Messrs. Brooks, Duh and Lee during 2001. The Committee sets, reviews and administers the Company’s executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company’s stock option plans and employee stock purchase plan. The Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to mesh executive and stockholder interests through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

The Committee has determined that the most effective means of compensation are base salaries, incentive bonuses and long-term incentives through the Company’s stock option programs.

Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. Mr. Tseng assumed the Chief Executive Officer’s position in 2001 and his salary is currently at $275,625.

Bonus. The Company maintains a quarterly bonus plan for executive officers in its manufacturing and distribution segment, which provides for bonuses based on achievement of individual and segment performance goals. Specifically, each executive officer can earn from 35% to 65% of his annual base salary in the form of incentive bonus payments if segment and individual performance goals are satisfied. The target Bonus factor for the Chief Executive Officers is 65%. This bonus program reflects the Committee’s view that bonuses should only be paid when the Company achieves predetermined performance goals. In 2001, Messrs. Tseng and Chien were paid bonuses of $42,656 and $20,461, respectively based on the quarterly performance on the distribution segment.

Stock Options. Under the Company’s Stock Option Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual’s initial option grant is based on the individual’s responsibilities and position. The size of any annual stock option awards is based primarily on an individual’s performance and responsibilities. The Committee believes stock option grants are an effective method of ensuring that the executive is taking a longer term view of the Company’s performance and that the executive’s and the stockholder’s interests are in alignment. Elton Li, who joined the Company in December 2001, received an option for 150,000 shares of common stock under the Employee Stock Option Plan.

The options granted to the Company’s executive officers include a provision that provides that the options shall become fully vested and exercisable in the event of a change in control of the Company.

Other. Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company does not currently match contributions under the 401(k) plan.

The Company’s Chief Executive Officer does not receive any other special or additional compensation other than as described above. Compensation provided to executive officers is stated in letter offers.

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code and the regulations thereunder (the “Section”). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors

Donald W. Brooks
Calvin Lee
Edward S. Duh

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is comprised of Messrs. Brooks, Duh and Lee. Mr. Brooks is a non-employee Director, and is “independent” as defined under the National Association of Securities Dealers’ listing standards. Messrs. Duh and Lee are affiliates of OSE, Limited, the Company’s majority stockholder, and therefore are not considered to be “independent” as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The charter requires that at least one member of the committee shall be an “independent director” and that any action or recommendation of the committee shall be approved by a majority of “independent directors” who are members of the committee.

The primary responsibilities of the Audit Committee are to (1) review on a continuing basis the internal financial reporting system and controls and audit function of the Company, (2) review the independent auditors’ proposed scope and approach, (3) conduct a post-audit review of the financial statements and audit findings, (4) review the performance and monitor the independent auditors, and (5) recommend resolutions for any dispute between the Company’s management and its independent auditors.

During the last year, the Audit Committee of the Board of Directors met and held discussions with management and Grant Thornton LLP, our independent auditors for the fiscal year ended December 31, 2001. The Audit Committee reviewed and discussed with management and Grant Thornton the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The following summarizes certain fees paid to Grant Thornton. Our Audit Committee has carefully considered whether the provision of the services described below is compatible with maintaining the independence of Grant Thornton and has concluded that such services are compatible with maintaining the independence of our independent auditor.

•
Audit Fees. Grant Thornton has billed the Company $116,700 for professional services rendered for the audit of our annual financial statements and our Report on Form 10-K for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Reports on Form 10-Q for the periods ending April 1, July 1, and September 30, 2001.

•
Financial Information Systems Design and Implementation Fees. The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

•
Tax Fees. Grant Thornton has billed the Company $24,915 for professional services rendered during the fiscal year ended December 31, 2000 in connection with research and consultation concerning various local, state and federal tax matters.

•	All Other Fees. Grant Thornton has billed the Company $13,905 for other services rendered during the fiscal year ended December 31, 2000, which primarily related to 401K audit.

Grant Thornton has submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with Grant Thornton their firm’s independence under this Standard. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, which was filed with the Securities and Exchange Commission on March 29, 2002.

Audit Committee of the Board of Directors

Donald W. Brooks
Calvin Lee
Edward S. Duh

Comparison of Total Cumulative Stockholder Return

The following graph sets forth the Company’s total cumulative stockholder return compared to the Standard & Poor’s 500 Index and the Philadelphia Semiconductor Index for the period December 31, 1997 through December 31, 2001. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor’s 500 Index and the stocks represented in the Philadelphia Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2001 all Section 16 filing requirements were met.

PROPOSAL TWO

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO ELIMINATE PROHIBITION OF SHAREHOLDER ACTION
BY WRITTEN CONSENT WITHOUT MEETING

Proposal Two concerns the amendment of our Certificate of Incorporation to permit stockholder actions by written consent as an alternative to actions approved at an annual or special meeting of stockholders. Proposal Two would delete Article Twelfth of the Company’s Certificate of Incorporation, which provides as follows:

“Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any action at a duly called annual or special meeting.”

The Company’s Certificate of Incorporation since its reincorporation as a Delaware corporation in 1997 has included this provision, and the Bylaws of the Company contain a similar provision. As permitted by section 228 of the Delaware General Corporation Law, this provision nullifies the permission otherwise granted by section 228 that shareholder action may be taken without a meeting and without prior notice and a vote, if a consent or consents in writing, setting forth the action taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voting.

Article Twelfth was presented to the Company’s stockholders in connection with the solicitation of their vote to approve the Company’s 1997 reincorporation in Delaware. The Company’s proxy materials for the 1997 annual meeting of shareholders stated the following:

“Any action by the stockholders must be taken at a duly called annual or special meeting, according to the [Delaware] Bylaws . . . Thus, although the [California] Bylaws . . . allow shareholder action by written consent, such action by written consent will no longer be authorized after the . . . reincorporation [in Delaware]. . .. . The elimination of the ability of a majority of shareholders to act by written consent also could be viewed as having an anti-takeover effect in that it can make it more difficult for shareholders to coordinate action outside a duly called annual or special meeting.”

The Company’s ownership, since its reincorporation in Delaware, has become significantly concentrated in one shareholder, OSE, which as of the Record Date owned beneficially approximately 76.2 percent of the Company’s outstanding shares (see “Principal Share Ownership” under Proposal One above). The Board of Directors believes, therefore, that the deterrent effect of Article Twelfth against an unwanted takeover of the Company is no longer necessary, and it has become apparent to the Board that the necessity to hold a formal meeting whenever shareholder approval is required has become a burdensome and unnecessary requirement which can prevent the Company from taking expedited action.

We propose therefore to amend the Certificate of Incorporation to eliminate Article Twelfth, thereby making it possible for the Company to obtain shareholder approval, when required, by written consent without a meeting. As our business plan develops, we believe it may be important from time to time to be able to take stockholder action quickly without waiting for the expiration of statutory waiting periods before a meeting may be held. These actions could include further amendments of the Company’s Certificate of Incorporation.

We intend, however, to continue to hold an annual meeting of stockholder each year for the purpose of electing directors, and when we take action by written consent, stockholders will be notified of such action as required by law and regulation. Current regulations of the Securities and Exchange Commission require that the Company distribute an information statement regarding the proposed action which is similar in format and content to a proxy statement to each shareholder of the class that is entitled to give consent in regard to any matter upon which the Company proposes to act, not less than 20 calendar days prior to the earliest date on which the corporate action may be taken.

The Board of Directors therefore has approved a resolution (1) to amend the Company’s Certificate of Incorporation to eliminate Article Twelfth and (2) conditioned upon shareholder approval of the proposed amendment of the Certificate, to amend the Company’s Bylaws to remove the same restriction.

Vote Required; Recommendation of Board of Directors

The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together. An abstention or broker non-vote will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT TO THE CERTIFICATE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, has selected and appointed the accounting firm of Grant Thornton LLP to serve as independent auditors with respect to the audit of the financial statements of the Company for the 2002 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Grant Thornton LLP was first appointed by the Company as its independent accountants in November 2000. A representative of Grant Thornton LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together on the proposal at the Annual Meeting is required to ratify the Board’s selection. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, the Board of Directors, upon a recommendation by the Audit Committee of the Board of Directors, will consider other independent auditors.

Background information about changes in independent accountant

On November 20, 2000, PricewaterhouseCoopers LLP resigned as the Company’s independent accountants.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the two fiscal years and interim period proceeding its resignation contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their reports for each such year included an explanatory paragraph regarding the Registrant’s ability to continue as a going concern.

During the same period, the Company had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements of the Company for such years.

The Company requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated  November 28, 2000, was filed as Exhibit 16.1 to the Company’s current report on Form 8-K dated  November 20, 2000.

On December 8, 2000, the Company appointed Grant Thornton LLP as the Company’s new independent accountant.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. Should any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

San Jose, California
August 30, 2002

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF OSE USA, INC.

PURPOSE:

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of OSE USA, Inc. and its subsidiaries (the “Company”), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

The Audit Committee shall consist of at least two (2) members of the Board, at least one of who shall be an “independent director”, within the meaning of Rule 4200(a)(14) of the NASD’s listing standards. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors. The vote of a majority of “independent directors” of the committee shall be necessary to approve any action or recommendation of the committee.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls.

2.	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit function.

3.	Reviewing the independent auditors’ proposed audit scope and approach.

4.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

5.	Reviewing the performance of the independent auditors.

6.	Recommending the appointment of independent auditors to the Board of Directors.

7.	Reviewing fee arrangements with the independent auditors.

8.	Reviewing before release the audited financial statements and Management’s Discussion and Analysis in the Company’s annual report on Form 10-K;

9.	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

10.	Overseeing compliance with SEC requirements for disclosure of auditor’s services and audit committee members and activities;

11.	Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

12.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

13.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

14.	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

15.	Reviewing related party transactions for potential conflicts of interest; and

16.	Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

MEETINGS:

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report.

REPORTS:

The Audit Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

OSE USA, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Edmond Tseng and Elton Li, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of OSE USA, Inc, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s offices located at 2221 Old Oakland Road, San Jose, California on Tuesday, September 24, 2002 at 10:00 a.m. Pacific Time, and at any adjournment thereof: (1) as hereinafter specified upon the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated August 30, 2002 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.
IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR
PROPOSALS 1, 2, AND 3.

(Continued and to be signed on reverse side)

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS

	FOR	WITHHELD
Patrick Verderico	☐	☐
Donald W. Brooks	☐	☐
Edward S. Duh	☐	☐
Calvin Lee	☐	☐
Edmond Tseng	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    ☐

2.	PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REMOVE THE PROHIBITION OF SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR.

FOR ☐	AGAINST ☐	ABSTAIN ☐

AND IN THEIR DISCRETION, UPON SUCH OTHER MATTER, OR MATTERS, WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO REMOVE THE PROHIBITION OF SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS,AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)                                                          Dated                                     , 2002

Signature(s)                                                          Dated                                     , 2002